Exhibit 99.2

Avalara Prices Offering of $850 Million of Convertible Senior Notes due 2026

Aug 11, 2021

SEATTLE— Avalara, Inc. (NYSE: AVLR) announced today the pricing of its offering of $850 million aggregate principal amount of its 0.25% convertible senior notes due 2026 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Avalara also granted each of the initial purchasers a 13-day option to purchase up to an additional $127.5 million aggregate principal amount of the Notes. The sale of the Notes is expected to close on August 13, 2021.

Avalara expects that the net proceeds from the Notes will be approximately $834.7 million (or $959.9 million if the initial purchasers exercise their option to purchase additional Notes in full). Avalara expects to use approximately $65.5 million of the net proceeds from the Notes to pay the cost of the capped call transactions described below. Avalara intends to use the remainder of the net proceeds for general corporate purposes, which will likely include funding acquisitions or investments in complementary businesses, products, services, technologies, or other assets, and may include continued investment in its sales and marketing efforts, product development, general and administrative matters, and working capital.

The Notes will be senior, unsecured obligations of Avalara, and will mature on August 1, 2026, unless earlier repurchased, redeemed, or converted in accordance with their terms. The Notes will bear interest at a fixed rate of 0.25% per year, payable semi-annually in arrears on February 1 and August 1 of each year, beginning on February 1, 2022.

Prior to the close of business on the business day immediately preceding February 1, 2026, the Notes are convertible at the option of the holders only under certain conditions.

On or after February 1, 2026, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Notes, at their option at the conversion rate then in effect, irrespective of these conditions. Avalara will settle conversions of the Notes by paying or delivering, as the case may be, cash, shares of its common stock, or a combination of cash and shares of its common stock, at its election.

The conversion rate for the Notes will initially be 4.1940 shares of common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $238.44 per share of common stock). The conversion rate and the corresponding conversion price will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. Avalara may redeem for cash all or any portion of the Notes, at its option, on or after August 6, 2024 and on or before the 41st scheduled trading day immediately prior to the maturity date if the last reported sale price of Avalara’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Avalara provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (as defined in the indenture governing the Notes).

If Avalara undergoes a fundamental change (as defined in the indenture governing the Notes), subject to certain conditions, holders may require Avalara to repurchase for cash all or any portion of their Notes, at a repurchase price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (as defined in the indenture governing the Notes). In addition, following certain corporate events that occur prior to the maturity date of the Notes or if Avalara delivers a notice of redemption, Avalara will, in certain circumstances, increase the conversion rate for a holder who elects to convert its notes in connection with such corporate event or convert its notes called (or deemed called) for redemption in connection with such notice of redemption, as the case may be.

In connection with the pricing of the Notes, Avalara has entered into privately negotiated capped call transactions with certain of the initial purchasers or their respective affiliates and certain other financial institutions (the “Capped Call Counterparties”). The capped call transactions will cover, subject to customary adjustments, the number of shares of Avalara’s common stock initially underlying the Notes. The capped call transactions are expected to offset the potential dilution to Avalara’s common stock as a result of any conversion of the Notes, with such reduction subject to a cap. The cap price of the capped call transactions will initially be approximately $323.30 per share, which represents a premium of 100.0% over the last reported sale price of Avalara’s common stock on August 10, 2021, and is subject to certain adjustments under the terms of the capped call transactions. If the initial purchasers exercise their option to purchase additional Notes, Avalara expects to enter into additional capped call transactions with the Capped Call Counterparties.

Avalara expects that, in connection with establishing their initial hedges of the capped call transactions, the Capped Call Counterparties or their respective affiliates will enter into various derivative transactions with respect to Avalara common stock and/or purchase shares of Avalara’s common stock concurrently with, or shortly after, the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of Avalara’s common stock or the Notes at that time.

In addition, Avalara expects that the Capped Call Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Avalara’s common stock and/or purchasing or selling Avalara’s common stock or other securities of Avalara in secondary market transactions from time to time prior to the maturity of the Notes (and are likely to do so on each exercise date for the capped call transactions, which are expected to occur on each trading day during the 40 trading day period beginning on the 41st scheduled trading day prior to the maturity date of the Notes, or following any termination of any portion of the capped call transactions in connection with any repurchase, redemption, or early conversion of the Notes). This activity could also cause or avoid an increase or a decrease in the market price of Avalara’s common stock or the Notes, which could affect the ability of holders of Notes to convert the Notes and, to the extent the activity occurs following a conversion or during any observation period related to a conversion of the Notes, it could affect the number of shares of Avalara’s common stock and value of the consideration that holders of Notes will receive upon conversion of the Notes.

In addition, if any such capped call transaction fails to become effective, whether or not this offering of the notes is completed, the Capped Call Counterparty party thereto may unwind its hedge positions with respect to Avalara’s common stock, which could adversely affect the value of Avalara’s common stock and, if the Notes have been issued, the value of the Notes.

These offerings are being made to qualified institutional buyers pursuant to Rule 144A under the Securities Act. Any offers of the Notes will be made only by means of a private offering memorandum. None of the Notes or any shares of Avalara’s common stock issuable upon conversion of the Notes have been or are expected to be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation, or any sale in any jurisdiction in which such offer, solicitation, or sale is unlawful.

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on information currently available to Avalara and Avalara’s current expectations and assumptions regarding capital market conditions, its business, the economy, and other future conditions. Forward-looking statements include all statements that are not historical facts, such as statements concerning Avalara’s offering of the Notes, the potential effects of the capped call transactions, and the intended use of the net proceeds of this offering, and can be identified by words such as “could,” “expect,” “intend,” “may,” “proposed,” “will,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual events to differ from Avalara’s plans. These risks include, but are not limited to, whether Avalara will consummate the offering of the Notes and the capped call transactions on the expected terms, or at all, market and other general economic conditions, whether Avalara will be able to satisfy the conditions required to close any sale of the Notes or the capped call transactions and the fact that Avalara’s management will have broad discretion in the use of the proceeds from any sale of the Notes, and other risks included in the section titled “Risk Factors” in Avalara’s filings and reports with the Securities and Exchange Commission (the “SEC”), including in Avalara’s Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on February 25, 2021. In addition, forward-looking statements contained in this press release are based on assumptions that Avalara believes to be reasonable as of this date. Except as required by law, Avalara assumes no obligation to update these forward-looking statements as a result of new information, future events, changes in expectations, or otherwise.

Investor Contact

Jennifer Gianola

Avalara

jennifer.gianola@avalara.com

650-499-9837

Media Contact

Tommy Morgan

Avalara

media@avalara.com

540-448-7551